Exhibit 21.1

Subsidiaries of Marathon Oil Corporation+

Company Name	State or Country in which Incorporated or Organized

1318214 Alberta Ltd.	Alberta	Canada

1339971 Alberta Ltd.	Alberta	Canada

1425069 Alberta Ltd.	Alberta	Canada

539 Caymans Limited		Cayman Islands

Alaska Transportation Service Company	Delaware

*Alba Associates LLC		Cayman Islands

Alba Equatorial Guinea Partnership, L.P.	Delaware

*Alba Plant LLC		Cayman Islands

*Albian Sands Energy Inc.	Alberta	Canada

*Alvheim AS		Norway

Amethyst Calypso Pipeline LLC	Delaware

*AMPCO Marketing, L.L.C.	Michigan

*AMPCO Services, L.L.C.	Michigan

Arctic Sun Shipping Company, Ltd.	Delaware

*Atlantic Methanol Associates LLC		Cayman Islands

*Atlantic Methanol Production Company LLC		Cayman Islands

Baja Holdings B.V.		Netherlands

Baja LNG Holdings LLC	Delaware

Baja Power Holdings B.V.		Netherlands

Beluga Pipe Line Company	Delaware

Bonded Oil Company	Delaware

Brae Gas Marketing Company Limited		England

Catlettsburg Refining, LLC	Delaware

*Centennial Pipeline LLC	Delaware

CIGGS LLC	Delaware

Continental Divide LLC	Delaware

E.G. Global LNG Services, Ltd.	Delaware

*Eagle Sun Company Limited		Liberia

Electrogen International - Marathon Power Limited		Cayman Islands

*Equatorial Guinea LNG Company, S.A.		Equatorial Guinea

*Equatorial Guinea LNG Holdings Limited		Bahamas

*Equatorial Guinea LNG Operations, S.A.		Equatorial Guinea

*Equatorial Guinea LNG Train 1, S.A.		Equatorial Guinea

*Explorer Pipeline Company	Delaware

FWA Equipment & Mud Company, Inc.	Delaware

Company Name	State or Country in which Incorporated or Organized

*Gebel El Zeit Petroleum Company		Egypt

Glacier Drilling Company	Delaware

Globex Energy, Inc.	Delaware

*Gravcap, Inc.	Delaware

*Green Bay Terminal Corporation	Wisconsin

*GRT, Inc.	Delaware

GTLI LLC	Delaware

*Guilford County Terminal Company, LLC	North Carolina

Hardin Street Logistics LLC	Delaware

*In-Depth Systems, Inc.	Texas	United States

Interocean Oil Company, Inc.	Delaware

*Johnston County Terminal, LLC	Delaware

*Kenai Kachemak Pipeline, LLC	Alaska

*Kenai LNG Corporation	Delaware

Kenai Nikiski Pipeline LLC	Delaware

Limited Liability Company “Marathon Petroleum Ukraine”		Ukraine

*LOCAP LLC	Delaware

*LOOP LLC	Delaware

Mannheim Terminal and Warehousing Service Company	Illinois

Marathon Alaska Natural Gas Company	Delaware

Marathon Alpha Holdings LLC	Delaware

Marathon Baja Limited		Cayman Islands

Marathon Cameroon Limited		Cayman Islands

Marathon Canada Holdings Limited	Nova Scotia	Canada

Marathon Canada Marketing, Ltd.	Delaware

Marathon Canada Petroleum ULC	Nova Scotia	Canada

Marathon Canadian Oil Sands Holding Limited	Alberta	Canada

Marathon Domestic LLC	Delaware

Marathon E.G. Alba Limited		Cayman Islands

Marathon E.G. Holding Limited		Cayman Islands

Marathon E.G. International Limited		Cayman Islands

Marathon E.G. LNG Holding Limited		Cayman Islands

Marathon E.G. LPG Limited		Cayman Islands

Marathon E.G. Methanol Limited		Cayman Islands

Marathon E.G. Offshore Limited		Cayman Islands

Marathon E.G. Petroleum Operations Limited		Cayman Islands

Marathon E.G. Production Limited		Cayman Islands

Marathon East Texas Holdings LLC	Delaware

Marathon Energy Nigeria		Cayman Islands

Company Name	State or Country in which Incorporated or Organized

Marathon Equatorial Guinea Limited		Cayman Islands

Marathon Exploration Tunisia, Ltd.	Delaware

Marathon Financing Trust I	Delaware

Marathon Financing Trust II	Delaware

Marathon Gas Gathering Inc.	Delaware

Marathon Global Services, Ltd.	Delaware

Marathon Green B.V.		Netherlands

Marathon GTF Development Limited		Cayman Islands

Marathon GTF Holdings Limited		Cayman Islands

Marathon GTF Technology, Ltd.	Delaware

Marathon Guaranty Corporation	Delaware

Marathon Indonesia (Bone Bay) Limited		Cayman Islands

Marathon Indonesia Exploration Limited		Cayman Islands

Marathon Indonesia Holding Limited		Cayman Islands

Marathon Indonesia New Ventures Limited		Cayman Islands

Marathon International Holding Limited		Cayman Islands

Marathon International Oil Company	Delaware

Marathon International Petroleum (G.B.) Limited		England

Marathon International Petroleum Angola Block 31 Limited		Cayman Islands

Marathon International Petroleum Angola Block 32 Limited		Cayman Islands

Marathon International Petroleum Asia Pacific Limited		Cayman Islands

Marathon International Petroleum Blanco Limited		Cayman Islands

Marathon International Petroleum Canada, Ltd.	Delaware

Marathon International Petroleum Hibernia Limited		Cayman Islands

Marathon International Petroleum Holdings LLC	Delaware

Marathon International Petroleum Indonesia Limited		Cayman Islands

Marathon International Petroleum Ireland Limited		Cayman Islands

Marathon International Petroleum Libya Limited		Cayman Islands

Marathon International Petroleum Mercury Limited		Cayman Islands

Marathon International Petroleum Morado Limited		Cayman Islands

Marathon International Petroleum Supply Company (G.B.) Limited		England and Wales

Marathon International Petroleum Turquesa Limited		Cayman Islands

Marathon International Petroleum Ukraine Holding Limited		Cayman Islands

Marathon International Petroleum Ventures Limited		Cayman Islands

Marathon International Petroleum, Ltd.	Delaware

Marathon International Services Limited		Cayman Islands

Marathon Kinsale Storage Limited		Cayman Islands

Company Name	State or Country in which Incorporated or Organized

Marathon LNG Marketing LLC	Delaware

Marathon Luxembourg Financing S.a.r.l		Luxembourg

Marathon Methanol Holding LLC	Delaware

Marathon Nigeria Holding		Cayman Islands

Marathon Nigerian Ventures LLC	Delaware

Marathon Offshore Alpha Limited		Cayman Islands

Marathon Offshore Angola Block 32 Limited		Cayman Islands

Marathon Offshore Beta Limited		Cayman Islands

Marathon Offshore Delta Limited		Cayman Islands

Marathon Offshore Epsilon Limited		Cayman Islands

Marathon Offshore Gamma Limited		Cayman Islands

Marathon Offshore GTF Limited		Cayman Islands

Marathon Offshore Holding Limited		Cayman Islands

Marathon Offshore Libya Service Company, Ltd.	Delaware

Marathon Offshore Pipeline LLC	Delaware

Marathon Oil (East Texas) L.P.	Texas

Marathon Oil (West Texas) L.P.	Texas

Marathon Oil Canada Corporation	Alberta	Canada

Marathon Oil Company	Ohio

Marathon Oil Company Foundation	Texas

Marathon Oil Corporation	Delaware

Marathon Oil Decommissioning Services, Ltd.	Delaware

Marathon Oil Downstream, Ltd.	Delaware

Marathon Oil Exploration (U.K.) Limited		England

Marathon Oil Gabon Limited		Cayman Islands

Marathon Oil Holdings (Barbados) Inc.		Barbados

Marathon Oil Ireland Limited		Cayman Islands

Marathon Oil Libya Limited		Cayman Islands

Marathon Oil North Sea (G.B.) Limited		England

Marathon Oil Sands (U.S.A.) Inc.	Delaware

Marathon Oil Sands L.P.	Alberta	Canada

Marathon Oil U.K., Ltd.	Delaware

Marathon Oil Ukraine, Ltd.	Delaware

Marathon Petroleum (Syria) B.V.		Netherlands

Marathon Petroleum (Syria) Ltd		Switzerland

Marathon Petroleum Akoumba Limited		Cayman Islands

Marathon Petroleum Amethyst Limited		Cayman Islands

Marathon Petroleum Angola Block 31 Limited		Cayman Islands

Marathon Petroleum Angola Block 32 Limited		Cayman Islands

Marathon Petroleum Azul Limited		Cayman Islands

Company Name	State or Country in which Incorporated or Organized

Marathon Petroleum Cap Bon, Ltd.	Delaware

Marathon Petroleum Company	Delaware

Marathon Petroleum Company (Norway) LLC	Delaware

Marathon Petroleum Company Canada, Ltd.	Alberta	Canada

Marathon Petroleum Company LLC	Delaware

Marathon Petroleum Dutch Holdings B.V.		Netherlands

Marathon Petroleum Dutch Holdings Coöperatief U.A.		Netherlands

Marathon Petroleum Eastern, Ltd.	Delaware

Marathon Petroleum Egypt, Ltd.	Delaware

Marathon Petroleum El Manzala Limited		Cayman Islands

Marathon Petroleum Gabon LDC		Cayman Islands

Marathon Petroleum Gabon, Ltd.	Delaware

Marathon Petroleum Garnet Limited		Cayman Islands

Marathon Petroleum Gebel El Zeit, Ltd.	Delaware

Marathon Petroleum Hibernia, Ltd.	Delaware

Marathon Petroleum Holdings LLC	Delaware

Marathon Petroleum Inguessi Limited		Cayman Islands

Marathon Petroleum Investment LLC	Delaware

Marathon Petroleum Ireland, Ltd.	Delaware

Marathon Petroleum Jenein Limited		Cayman Islands

Marathon Petroleum Jupiter Limited		Cayman Islands

Marathon Petroleum Lapis Limited		Cayman Islands

Marathon Petroleum Libya LLC	Delaware

Marathon Petroleum Nigeria Limited		Nigeria

Marathon Petroleum Norge AS		Norway

Marathon Petroleum North Sea (G.B.) Limited		England

Marathon Petroleum Preferred Funding, Ltd.	Delaware

Marathon Petroleum Production Finance, Ltd.	Delaware

Marathon Petroleum Qatar Limited		Cayman Islands

Marathon Petroleum Russia, Ltd.	Delaware

Marathon Petroleum Salmagundi, Ltd.	Delaware

Marathon Petroleum Sudan, Ltd.	Delaware

Marathon Petroleum Supply Company (U.S.) Limited		England and Wales

Marathon Petroleum Supply LLC	Delaware

Marathon Petroleum Swiss Holdings LLC		Switzerland

Marathon Petroleum Syria, Ltd.	Delaware

Marathon Petroleum Timor Gap East, Ltd.	Delaware

Marathon Petroleum Timor Gap West, Ltd.	Delaware

Marathon Petroleum Trading Canada LLC	Delaware	United States

Company Name	State or Country in which Incorporated or Organized

Marathon Petroleum U.K., Ltd.	Delaware

Marathon Petroleum Venus Limited		Cayman Islands

Marathon Petroleum West of Shetlands Limited		England and Wales

Marathon Petroleum Western Siberia Limited		Cayman Islands

Marathon Pipe Line Company	Nevada

Marathon Pipe Line LLC	Delaware

Marathon Portfolio International Limited		Cayman Islands

Marathon Power Africa/Middle East Limited		Cayman Islands

Marathon Power Argentina Limited		Cayman Islands

Marathon Power Company, Ltd.	Delaware

Marathon Power India Limited		Cayman Islands

Marathon PrePaid Card LLC	Ohio

Marathon Qatar GTL Limited		Cayman Islands

Marathon Renewable Fuels Corp.	Delaware

Marathon Renewable Fuels LLC	Delaware

Marathon Russia Offshore Resources, Ltd.	Delaware

Marathon Russia Resource Company, Ltd.	Delaware

Marathon Russia Secondment, Ltd.	Delaware

Marathon Sakhalin Limited		Cayman Islands

Marathon Service (G.B.) Limited		England

Marathon Service Company	Delaware

Marathon Seven Heads Limited		Ireland

Marathon Upstream Sakhalin Services, Ltd.	Delaware

Marathon US Holdings Inc.	Delaware

Marathon West Texas Holdings LLC	Delaware

Marathon Western Saudi Arabia Limited		Cayman Islands

*Mascoma Corporation	Delaware

Mid-Valley Supply LLC	Delaware

Miltiades Limited		England and Wales

*Minnesota Pipe Line Company, LLC	Delaware

MOC Portfolio Delaware, Inc.	Delaware

MP Ukraine Holding Limited		Cyprus

*MPL Investments, Inc.	Delaware

*Muskegon Pipeline LLC	Delaware

Navatex Gathering LLC	Delaware

NEC Ethanol LLC	Delaware

Niles Properties LLC	Delaware

*Odyssey Pipeline L.L.C.	Delaware

Ohio River Pipe Line LLC	Delaware

*Oil Casualty Insurance, Ltd.		Bermuda

Company Name	State or Country in which Incorporated or Organized

*Oil Insurance Limited	Hamilton	Bermuda

Old Main Assurance Ltd.	Hamilton	Bermuda

Omni Logistics LLC	Delaware

*Palmyra Petroleum Company		Syria

Pan Ocean Energy Company	Delaware

Pennaco Energy, Inc.	Delaware

Pheidippides Finance B.V.		Netherlands

Polar Eagle Shipping Company, Ltd.	Delaware

Port Everglades Environmental Corp.	Florida

*Poseidon Oil Pipeline Company, L.L.C.	Delaware

Red Butte Pipe Line Company	Delaware

*Resource Environmental, L.L.C.	Delaware

*Southcap Pipe Line Company	Delaware

Speedway Beverage LLC	Delaware

Speedway Petroleum Corporation	Delaware

Speedway Prepaid Card LLC	Ohio

Speedway SuperAmerica LLC	Delaware

Speedway.com LLC	Delaware

Starvin Marvin, Inc.	Delaware

SuperAmerica Beverage LLC	Delaware

SuperAmerica Franchising LLC	Delaware

SuperMom’s LLC	Delaware

Tarragon Resources (U.S.A.) Inc.	Delaware

Texas Oil & Gas Corp.	Delaware

*The Andersons Clymers Ethanol LLC	Ohio

*The Andersons Marathon Ethanol LLC	Delaware

*West Gemsa Petroleum Company		Egypt

Western Bluewater Resources (Trinidad) Limited		Trinidad And Tobago

*WIP, LLC	Indiana

*Wolverine Pipe Line Company	Delaware

Yorktown Assurance Corporation	Vermont

+	Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary under the Securities and Exchange Commission Regulation S-X, Rule 1-02(w).

*	Indicates a company that is not wholly owned directly or indirectly by Marathon Oil Corporation